UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2023, Bionano Genomics, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 24, 2023, the record date for the Annual Meeting (the “Record Date”), 306,555,707 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting and one share of Series A Preferred Stock outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 142,323,757 shares of the Company’s common stock and the one share of Series A Preferred Stock were present at the Annual Meeting in person, by virtual attendance, or by proxy, which represents approximately 46.42% of the shares of the Company’s common stock outstanding and all of the shares of Series A Preferred Stock outstanding, in each case, as of the Record Date.

Proposal 1. Election of Directors.

The Company’s stockholders elected the three persons listed below as Class II Directors, each to serve until the Company’s 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified or until their earlier death, resignation or removal. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Albert Luderer, Ph.D.	37,247,247	19,275,041	85,801,469
Kristiina Vuori, M.D., Ph.D.	37,908,727	18,613,561	85,801,469
Hannah Mamuszka	41,412,518	15,109,770	85,801,469

Proposal 2. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement relating to the Annual Meeting. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,962,659	25,694,337	1,865,292	85,801,469

Proposal 3. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of BDO USA, LLP by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
123,522,139	14,815,298	3,986,320	—

Proposal 4. Approval of a Series of Alternate Amendments to the Company’s Amended and Restated Certificate of Incorporation.

The Company’s stockholders approved a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect, at the option of the Company’s Board of Directors, a reverse stock split of the Company’s common stock at a ratio between 1-for-5 and 1-for-10, inclusive, as determined by the Company’s Board of Directors in its sole discretion. The final voting results, including 3,000,000,000 votes represented by the share of Series A Preferred Stock voted in the same proportion as the votes cast by shares of common stock on Proposal 4, are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,064,026,370	1,077,360,963	936,424	—

Proposal 5. Approval of the Authorization to Adjourn the Annual Meeting.

The Company’s stockholders approved the authorization to adjourn the Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of Proposal 4. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,294,085	48,348,052	2,681,620	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: June 16, 2023	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)